1997 CASH INCENTIVE AWARD

                                  MARK A. SUWYN

         The Compensation Committee of the board of directors of Louisiana-Pacific Corporation ("L-P") has approved and adopted this Cash Incentive Award for calendar year 1997 for Mark A. Suwyn ("Suwyn"), pursuant to the Louisiana-Pacific Corporation Annual Cash Incentive Award Plan. Subject to approval of the performance goals for annual cash incentive awards by the stockholders, L-P will pay to Suwyn as additional cash compensation the amounts set forth below if the corresponding performance goals are attained on or before December 31, 1997.


1. Acquisitions.  Acquire business(es) that add at least $500 million      $ 30,000
   in sales and $50 million in earnings, both on an annualized basis as of the acquisition date(s)

2. West Coast Timberlands.  Establish and gain board of director             30,000
   approval of a plan to enhance the value to be realized from the
   West Coast timberlands

3. Ketchikan Pulp Company.  Shut down the pulp mill by March 31              30,000
   and, unless the sawmills cannot operate for reasons beyond the company's control, generate $10 million in cash from sawmill operations

4. Commodity Business.  Achieve $150 million in operating                    20,000
   earnings in the commodity business of structural panels, lumber and industrial panels

5. Specialty Division.  Achieve $20 million in operating earnings            20,000
   and achieve growth in sales of $110 million over 1996 in the
   Specialty Division

6. Pulp Division.  Limit losses in the Pulp Division to less than $15        20,000
   million and achieve a final board of director-approved resolution of L-P's long-term position in the pulp business

7. Siding.  Approve and implement a long-term plan which                     20,000
   determines the direction of siding as a product line

8. Culture Change and Improvement.  Complete the training of at              20,000
   least 11,000 employees in RCT fundamentals, complete the
   development of the BPI training program and have at least 5,000 employees complete the initial training, and have strategic plans approved for each business segment




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





9. EPA Suspension and Debarment.  Settle the EPA suspension and              20,000
   debarment proceeding (case no. 95-0156-00) with the result that there is no continuing suspension or debarment with respect to any facilities of L-P

10.Safety.  Implement a safety management system in at least 15              10,000
   major manufacturing facilities

11.Employee Compensation and Development Systems.  Establish                 10,000
   and implement a new compensation system for all salaried
   employees and establish a new employee development system
   (including performance management and career development) for all salaried employees

12.Information Systems.  Establish and implement a strategic plan            10,000
   for new information systems

   Total Cash Incentive Target Award                                       $240,000
   Based on Suwyn Performance Goals:


Additional Award. If the actual Award achieved is $240,000, L-P shall pay Suwyn an additional $120,000 (an additional 50 percent of the Target Award). If the actual Award achieved is less than $240,000 but at least $180,000, L-P shall pay to Suwyn an additional $90,000 (an additional 37.5 percent of the Target Award).

Certification of Performance. No part of the above Award amounts shall be paid until the Compensation Committee has certified in writing that the relevant performance goals have been achieved.

                AWARD OPPORTUNITY BASED ON CORPORATE PERFORMANCE

         Pursuant to the Annual Cash Incentive Award Plan, the Compensation Committee hereby approves an additional Award opportunity of a Target amount of $240,000, with the actual Award amount to be paid to Suwyn determined on the basis of L-P's earnings per share (EPS) for calendar year 1997, as follows:





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PERCENT OF TARGET AWARD TO BE PAID

         150%------------------------------------------------------------------

         100%------------------------------------------------------------------

          50%------------------------------------------------------------------

                  $0.30             $0.60            $1.20






                                 EPS Performance

         No part of the above Award based upon corporate performance shall be paid until L-P's audited consolidated financial statements for 1997 have been completed.

         Adopted by the Compensation Committee March 11, 1997



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